EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of ViewPoint Financial Group, Inc. on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Kevin J. Hanigan, President and Chief Executive Officer of the Company, and Kari J. Anderson, Chief Accounting Officer and Interim Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:	November 12, 2013	By:	/s/ Kevin J. Hanigan
Kevin J. Hanigan,
President and Chief Executive Officer

Date:	November 12, 2013	By:	/s/ Kari J. Anderson
Kari J. Anderson,
Chief Accounting Officer and Interim Principal Financial Officer